UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	0-8814	84-0705083
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 E. 8th Ave, Suite 201, Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 292-3456

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

ITEM 8.01 OTHER EVENTS

Acquisition of Sky Ranch Update

As reported in a Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2010, effective July 30, 2010, the Registrant entered into a Loan Sale and Assignment Agreement (the “Agreement”) with the Bank of America, N.A. (the “Seller”) to acquire from the Seller loan instruments secured by approximately 931 acres of land known as Sky Ranch. The Registrant is acquiring the promissory note payable by Sky Ranch, LLC (a wholly owned subsidiary of Neumann Homes, Inc,) and the deed of trust granted by Sky Ranch, LLC to secure the promissory note from the Seller for a cash payment of $7.0 million. Concurrent with the signing of the Agreement the Registrant made an escrow payment totaling $700,000 to the Seller. On September 30, 2010, the Registrant and the Seller agreed to extend the inspection period an additional seven (7) days to October 7, 2010, to allow the parties additional time to negotiate the Seller’s payment of certain expenses in connection with the property. To finance the acquisition, the Registrant issued a Convertible Negotiable Note Payable (the “Note”) for $5.2 million, as reported in a Form 8-K filed with the Commission on September 28, 2010, and approximately $4.03 million of common stock as described below.

Sale of 1.3 Million shares of common stock

On September 30, 2010, the Registrant sold 1,342,823 shares of its 1/3rd of $.01 par value common stock for approximately $4.03 million or $3.00 per share. These shares were sold pursuant to a $10.0 million effective Shelf Registration (registration number 333-168160) filed with the Commission on July 28, 2010. Following this issuance, the Registrant can issue up to an additional $5.97 million of its common stock pursuant to the Shelf Registration. The form of Subscription Agreement is filed as Exhibit 10.1 to this Form 8-K. The Registrant filed the Prospectus Supplement with the Commission on September 29, 2010.

As of the date of this filing, the Registrants has raised a total of approximately $9.23 million between the common stock sale disclosed in this Form 8-K and the issuance of the Note on September 28, 2010.

Of the combined $9.23 million raised by the Registrant, $6.3 million will be used to complete the acquisition of Sky Ranch as discussed above and the remaining funds, or approximately $2.93 million, will be used for general corporate working capital needs.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit 10.1 – Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2010

PURE CYCLE CORPORATION

/s/ Mark W. Harding
By: Mark W. Harding,
President and Chief Financial Officer

3